Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D Amendment No. 2, with respect to the Common Stock of Global Crossing Airlines Group, Inc. dated as of April 10, 2026 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Galloway Capital Partners, LLC

By:	/s/ Bruce Galloway
Name: Bruce Galloway
Title: Managing Member

Galloway Capital, LP

By:	/s/ Bruce Galloway
Name: Bruce Galloway
Title: Managing Member

By:	/s/ Bruce Galloway
Name: Bruce Galloway

Schedule 1

Purchases by the Reporting Persons

Date	Shares	Share Price
February 19, 2026	51,400	0.56
February 20, 2026	70,200	0.552
February 27, 2026	30,000	0.505
March 5, 2026	45,200	0.5
March 11, 2026	49,800	0.484
March 16, 2026	31,000	0.44
March 23, 2026	109,000	0.431
March 25, 2026	61,500	0.419
March 31, 2026	51,000	0.47
April 2, 2026	33,700	0.52
April 7, 2026	27,000	0.505
April 8, 2026	115,200	0.5
April 9, 2026	93,000	0.523